THIRD AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Third Amendment to Amended and Restated Management Agreement (this “Amendment”) is entered into effective as of March 6, 2023 (the “Effective Date”) by and between AFC Gamma, Inc., a Maryland corporation (together with its subsidiaries, the “Company”), and AFC Management, LLC, a Delaware limited liability company (the “Manager”).

RECITALS

WHEREAS, the Company and the Manager entered into the Amended and Restated Management Agreement, dated as of January 14, 2021, as amended by the First Amendment, dated March 10, 2022, and that Second Amendment, dated November 7, 2022 (as amended, the “Management Agreement”), under which the Company has retained the Manager to administer the business activities and day-to-day operations of the Company and to perform services for the Company in the manner and on the terms set forth therein; and

WHEREAS, the Company and the Manager desire to amend the Management Agreement in certain respects as more fully set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Manager, intending to be legally bound hereby, agree as follows:

1.All capitalized terms not defined in this Amendment shall have the meanings assigned to them in the Management Agreement.

2.Upon the Effective Date, the definition of the “Investment Committee” is hereby amended by deleting such definition in its entirety and restating it as follows:

“Investment Committee” means the investment committee formed by the Manager, the members of which shall consist of employees or advisers of the Manager and which may include its Affiliates and may change from time to time. Notwithstanding anything to the contrary herein, any action to be take by the Investment Committee pursuant to this Agreement shall require the approval of a majority of its members; provided that during any time that the Investment Committee is comprised of less than four members, any action by the Investment Committee shall require unanimous approval of all members of the Investment Committee.

3.Upon on the Effective Date, the Investment Guidelines, as set forth on Exhibit A to the Management Agreement, are hereby amended and restated in their entirety as set forth on Annex I attached hereto, and made a part hereof for all purposes.

4.Except as expressly modified by this Amendment, the Management Agreement shall continue to be and remain in full force and effect in accordance with its terms. Any future reference to the Management Agreement shall be deemed to be a reference to the Management Agreement as modified by this Amendment.

5.The provisions of Section 16 of the Management Agreement are incorporated herein by reference mutatis mutandis with the same force and effect as if expressly written herein.

6.This Amendment may be executed by the parties to this Amendment on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows.]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the Effective Date.

AFC GAMMA, INC.

By:	/s/ Gabriel Katz
Name:	Gabriel Katz
Title:	Secretary and Chief Legal Officer

AFC MANAGEMENT, LLC

By:	/s/ Leonard M. Tannenbaum
Name:	Leonard M. Tannenbaum
Title:	Manager
[Signature Page To Third Amendment]

Annex I

Amended Investment Guidelines

[See attached.]

Investment Guidelines

1. No investment shall be made that would cause the Company to fail to qualify as a REIT under the Code.

2. No investment shall be made that would cause the Company to be regulated as an investment company under the Investment Company Act.

3. No investment shall be made that would cause the Company to violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company (excluding for purposes of this clause, the federal prohibition under the U.S. Controlled Substances Act of the cultivation, processing, sale or possession of cannabis or parts of cannabis including the sale or possession of cannabis paraphernalia, advertising the sale of cannabis, products containing cannabis or cannabis paraphernalia, or controlling or managing real estate on which cannabis is trafficked, as long as such investments are in compliance with applicable state law) or of any securities exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Company’s Governing Instruments.

4. The Company’s investments shall be in (i) first lien loans secured by mortgages to cannabis operators in states that have legalized medical and/or adult use cannabis (the “Cannabis Investments”), (ii) first or second lien loans secured by mortgages to commercial real estate owners, operators and related businesses, (iii) the ownership of non-cannabis related commercial real estate assets, and (iv) mortgage-backed securities, in each case subject to the restrictions set forth in paragraphs 1 through 3 above.

Notwithstanding the foregoing, this paragraph 4 shall not prohibit the Manager from causing the Company to invest in (i) debt securities (including seller notes) with characteristics similar to the Cannabis Investments, or (ii) the types of assets described in paragraph 5 below until appropriate investments described in this paragraph 4 are identified.

5. Until appropriate investments are identified, the Manager may cause the Company to invest its available cash in interest-bearing, short-term investments, including money market accounts or funds, commercial mortgage-backed securities, corporate bonds, debt and equity interests of REITs and other investments, in each case subject to the requirements set forth in paragraphs 1 through 3 above.

6. All investments by the Company require the approval of the Investment Committee.

These Investment Guidelines may be amended, restated, modified, supplemented or waived by the Board (which must include a majority of the Independent Directors) and the Manager without the approval of the Company’s stockholders.